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                                                                    EXHIBIT 10.5

                           EMPLOYMENT PUT AGREEMENT
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          THIS AGREEMENT (this "Agreement") is made as of December 29, 1997, by
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and between Tuesday Morning Corporation, a Delaware corporation (the "Company")
                                                                      -------
and Jerry M. Smith ("Executive"). Capitalized terms used herein and not
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otherwise defined are defined in the Stockholders Agreement, dated as of the date hereof, by and between the Company and Executive, Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership, and the executives listed on
Schedule I attached thereto.

          Executive and Tuesday Morning Acquisition Corp., a Delaware corporation ("Merger Sub"), are parties to a Subscription Agreement dated as of
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the date hereof (the "Subscription Agreement"), pursuant to which Executive has
                      ----------------------
acquired 49,527 shares of the common stock, par value $.01 per share, and 1,244.246 shares of the non-voting cumulative junior perpetual preferred stock, par value $.01 per share, of Merger Sub.

          Pursuant to that certain Agreement and Plan of Merger, dated as of September 12, 1997, by and among Tuesday Morning Corporation, a Delaware corporation (the "Pre-Merger Company"), Merger Sub and Madison Dearborn Partners
                  ------------------
II, L.P., a Delaware limited partnership, on the date hereof, (i) Merger Sub is merging with and into the Pre-Merger Company and the Company will continue as the surviving corporation and (ii) each share of the common stock and non-voting cumulative junior perpetual preferred stock of Merger Sub issued and outstanding immediately prior to the merger (including those shares acquired by Executive under the Subscription Agreement) is being converted into and becoming one fully paid and nonassessable share of the common stock, par value $.01 per share (the "Common Stock"), and non-voting junior perpetual preferred stock, par value $.01
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per share (the "Junior Preferred Stock"), respectively, of the Company.
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          The parties hereto agree as follows:

          1.   Put.
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          (a)  At any time on or after December 31, 2000 (or, if earlier, upon the occurrence of a Put Event (defined below)), Executive may (but shall not be obligated to) require the Company to repurchase all of (but not less than all) 37,663 shares of Common Stock and 946.195 shares of Junior Preferred Stock then held by Executive and any Permitted Transferee of Executive(the "Put
                                                                 ---
Securities") pursuant to the terms and conditions in this Agreement (the "Put").
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          (b)  A "Put Event" means:
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               (i)  any termination of Executive's employment with the Company prior to December 31, 2000 due to Executive's death, permanent disability or incapacity (as determined by the Board in its good faith judgment); or
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               (ii) any termination of Executive's employment with the Company prior to December 31, 2000 due to the Company's termination of Executive without Cause (as defined in the Employment Agreement, dated as of the date hereof, between the Company and Executive).

          (c) Executive may exercise the Put by delivering a written notice (the "Put Notice") to the Company at any time after the Put has become
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exercisable; provided that Executive must give a Put Notice within 60 days following the occurrence of a Put Event (and, if Executive fails to do so, he shall be deemed to have waived his right to exercise the Put with respect to the Put Event in question (but shall retain the right to exercise the Put (x) with respect to subsequent Put Events and (y) after December 31, 2000) and provided further that if the Put Event is the event described in paragraph (b)(i) above, the Put may not be exercised until after August 31, 1998.

          (d)  The purchase price (the "Put Price") for the Put Securities will
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be equal to, in the case of the Common Stock, the Fair Market Value (computed as of the date of the Closing (defined below)), and in the case of the Junior Preferred Stock, the liquidation value plus any accrued but unpaid dividends thereon (computed as of the date of the Closing).

          (e)  "Fair Market Value" of the Common Stock means:
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               (i)  the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; or

               (ii) with respect to any security which is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market for the entire 21-day averaging period specified above, the fair value of such security as reasonably determined by the Board in good faith.

          (f)  The closing of the purchase of the Put Securities (the "Closing")
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will take place on the date designated by the Company in a written notice to
Executive, which date shall not be more than 90 days after the Put Event. The Company shall have the option to pay the Put Price (i) 100% in cash by check or by wire transfer of immediately available funds or (ii) 25% in cash by check or wire transfer of immediately available funds and 75% by the issuance of a subordinated promissory note payable in three equal annual installments and bearing interest (payable annually) at a floating rate per annum equal to the prime or base rate of interest published from time to time

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in The Wall Street Journal; provided that the Company's payment obligations
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under such note shall be tolled as and to the extent required under (x) the terms of the Company's credit facilities and other instruments of indebtedness (together, the "Borrowing Documents") or (y) any restrictions under applicable
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law.

          (g) Notwithstanding anything to the contrary in this Agreement, all repurchases by the Company pursuant to this Agreement shall be subject to any restrictions contained in the Company's Borrowing Documents and applicable law. If any such restrictions prohibit such repurchases which the Company is otherwise required to make, the time periods provided in this paragraph shall be suspended, and the Company shall make such repurchases as soon as it is permitted to do so under such restrictions.

          (h) The right of Executive to require the Company to repurchase securities held by Executive and any Permitted Transferee of Executive will terminate immediately after the consummation of (i) a sale of the Company to an independent third party or group of independent third parties pursuant to which such party or parties acquire (A) all or substantially all of the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (B) all or substantially all of the Company's assets determined on a consolidated basis (other than as a result of a sale in a public offering registered under the 1933 Act of shares of the Company's Common Stock) or (ii) a Qualified Public Offering.

          (g) The share numbers referred to in this paragraph 1 shall be subject to adjustment for stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and the like.

          2.   Assignment.    Except for assignments made to Permitted
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Transferees, neither party may assign any obligations hereunder to any other party without the prior written consent of the other party; such consent shall not be unreasonably withheld. The assignor shall remain liable for the performance of any assignee.

          3.   Successors.    This Agreement and all the obligations and
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benefits hereunder shall inure to the successors and assigns (and with respect to Executive, his estate and personal representative) of the parties.

          4.   Counterparts.  This Agreement may be executed and delivered by
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each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

          5.   Entire Agreement; Modification; Governing Law. The terms and
               ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless

                                      -3-
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approved in writing by an authorized representative of such party.  All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.


                              *     *     *     *

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          IN WITNESS WHEREOF, the parties have executed this Employment Put
Agreement as of the date first written above.

                              TUESDAY MORNING CORPORATION


                              By:  ________________________________

                              Its: ________________________________



                              ____________________________________
                              Jerry M. Smith